Exhibit 99.1

Fundamental Global Inc. Reports Fourth

Quarter and Full Year 2023 Financial Results

Continued Growth in Reinsurance and Investment Results leads to Net Income in 2023

Mooresville, NC – March 14, 2024 - Fundamental Global Inc. (Nasdaq: FGF) (the “Company” or “Fundamental Global”), formerly known as FG Financial Group, Inc., today announced results for the fourth quarter and full year ended December 31, 2023. As previously announced, FG Financial Group, Inc. and FG Group Holdings Inc. completed their merger (“Merger”) as of February 29, 2024, whereby FG Group Holdings Inc. merged with and into FG Group LLC, a wholly owned subsidiary of the Company. In connection with the merger, the Company was renamed Fundamental Global Inc. The financial results presented in this earnings release reflect the financial results of FG Financial Group, Inc. for the periods ended December 31, 2023, prior to the completion of the Merger, and do not reflect the results of the legacy FG Group Holdings Inc. business.

D. Kyle Cerminara, Chairman and CEO of Fundamental Global, commented, “We are pleased to have completed the merger transaction with FG Group Holdings Inc. Today, we are operating as Fundamental Global Inc., a unified public company combining the legacy businesses of FG Group Holdings Inc. and FG Financial Group, Inc. Our goal is to consolidate and simplify all of our operations, reduce public company costs and focus our efforts on accelerating growth in select scalable and high ROIC businesses. Our reinsurance portfolios and investments generated strong results as we deployed capital in those areas driving a significant increase in net income in the legacy FG Financial Group, Inc. business during 2023. We look forward to implementing our plans with a focus on shareholder returns.”

Select 2023 Fourth Quarter and Full Year Results and Highlights

Note: The financial results for the fourth quarter and full year 2023 reflect the financial results of FG Financial Group, Inc. and do not include the financial results of FG Group Holdings Inc., which was merged into FG Group LLC, a wholly owned subsidiary of the Company, subsequent to the end of the year. Starting in the first quarter of 2024, results will be reported on a consolidated basis.

Fundamental Global Inc.’s 2023 fourth quarter and full year financial results included:

●	Net reinsurance premiums earned increased to $5.1 million for the three months ended December 31, 2023, from $3.2 million in the fourth quarter of the prior year. For the year ended 2023, net premiums earned were $16.6 million, increasing from $13.0 million in 2022. The increase in reinsurance premiums for the year was driven by the successful execution of the Company’s strategy to deploy capital in loss-capped reinsurance arrangements.

●	Net investment income for the three months ended December 31, 2023, was $1.5 million compared to net investment income of $1.7 million in the fourth quarter of the prior year. For the year ended 2023, net investment income was $9.8 million, increasing from $6.8 million in 2022. Net investment income increased for the year primarily due to gains associated with the successful business combination of FG Merger Corp. and iCoreConnect Inc.

●	The Company paid dividends on its 8% Series A Preferred Stock of $1.8 million, or $2.00 per share, for the year ended December 31, 2023.

●	General and administrative expenses were $2.4 million and $9.7 million for the three months and full year ended December 31, 2023, respectively, as compared to $2.3 million and $8.4 million for the same periods in the prior year, respectively. This increase in current year expense was primarily due to increased stock compensation expense, a non-cash expense with no impact on shareholders’ equity. The increase in non-cash stock compensation expense was partially offset by reductions in cash compensation and managements’ initiatives to reduce operating overhead.

Net income attributable to common shareholders for the year ended December 31, 2023, was $2.1 million, or $0.21 per fully diluted share, compared to a net loss attributable to common shareholders of $0.7 million or $(0.09) per fully diluted share, for the year ended December 31, 2022.

Balance Sheet Highlights

As of December 31, 2023, Fundamental Global’ s key balance sheet items included:

●	Investment holdings totaling $30.9 million, including directly or indirectly held investments in OppFi, iCoreConnect Inc., holdings under the Company’s Merchant Banking Platform for FG Acquisition Corp., FG Communities, Craveworthy, and other holdings.

●	Total shareholders’ equity of $42.5 million, an increase of $5.2 million from $37.3 million at December 31, 2022, driven by profitable performance in reinsurance and merchant banking initiatives, as well as by the issuance of additional common stock.

Fundamental Global Inc.

Fundamental Global Inc. (Nasdaq: FGF, FGFPP) and its subsidiaries engage in diverse business activities including reinsurance, asset management, merchant banking, manufacturing and managed services.

The FG® logo and Fundamental Global® are registered trademarks of Fundamental Global LLC.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment holdings and asset management strategy, including our strategy to invest in the risk capital of special purpose acquisition companies (SPACs); our ability to maintain and expand our revenue streams to compensate for the lower demand for our digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers in connection with our Strong Global business; our ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; our ability to maintain Strong Global’s brand and reputation and retain or replace its significant customers; challenges associated with Strong Global’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets; the effects of economic, public health, and political conditions that impact business and consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability; potential loss of value of investment holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a public company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; risks associated with our related party transactions and investment holdings; and risks associated with our investments in SPACs, including the failure of any such SPAC to complete its initial business combination. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact:

investors@fundamentalglobal.com

FUNDAMENTAL GLOBAL INC.

Consolidated Balance Sheets

($ in thousands, except per share data)

	December 31, 2023	December 31, 2022
ASSETS
Equity securities, at fair value (cost basis of $1,916 and $889, respectively)	$4,552	$841
Other investments	26,301	24,839
Cash and cash equivalents	2,396	3,010
Deferred policy acquisition costs	1,660	1,527
Reinsurance balances receivable (net of current expected losses allowance of $96 and zero, respectively)	21,571	9,269
Funds deposited with reinsured companies	8,002	9,277
Other assets	1,254	712
Total assets	$65,736	$49,475

LIABILITIES
Loss and loss adjustment expense reserves	$9,016	$4,409
Unearned premium reserves	13,476	6,823
Accounts payable	206	723
Other liabilities	546	225
Total liabilities	23,244	12,180

SHAREHOLDERS’ EQUITY
Series A Preferred Shares, $25.00 par and liquidation value, 1,000,000 shares authorized; 894,580 and 894,580 shares issued and outstanding as of December 31, 2023 and 2022, respectively	22,365	22,365
Common stock, $0.001 par value; 100,000,000 and 100,000,000 shares authorized; 10,558,931 and 9,410,473 shares issued as of December 31, 2023 and 2022, respectively, and, 10,558,931 and 9,410,473 shares outstanding as of December 31, 2023 and 2022, respectively	10	9
Additional paid-in capital	53,264	50,021
Accumulated deficit	(33,147)	(35,100)
Total shareholders’ equity	42,492	37,295
Total liabilities and shareholders’ equity	$65,736	$49,475

FUNDAMENTAL GLOBAL INC.

Consolidated Statements of Operations

($ in thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Full year ended December 31,
	2023	2022	2023	2022
Revenue:
Net premiums earned	$5,097	$3,189	$16,631	$12,998
Net investment income	1,526	1,663	9,798	6,777
Other income	329	55	413	320
Total revenue	6,952	4,907	26,842	20,095

Expenses:
Net losses and loss adjustment expenses	3,631	1,686	9,713	7,484
Amortization of deferred policy acquisition costs	1,090	742	3,623	3,169
General and administrative expenses (includes related party expense of $1,825 and $1,825, respectively)	2,441	2,345	9,661	8,354
Total expenses	7,162	4,773	22,997	19,007

Net (loss) income	(210)	134	3,845	1,088
Dividends declared on Series A Preferred Shares	447	447	1,786	1,789
(Loss) income attributable to common shareholders	$(657)	$(313)	$2,059	$(701)

Basic and diluted net (loss) income per common share:	$(0.06)	$(0.03)	$0.21	$(0.09)
Weighted average common shares outstanding:
Basic and diluted	10,521,784	9,396,559	9,991,980	8,030,106